UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2019 (August 28, 2019)

Investcorp Credit Management BDC, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-01054	46-2883380
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 East 55th Street

15th Floor

New York, New York 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 257-5199

                                                   CM Finance Inc

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	ICMB	The NASDAQ Global Select Market
6.125% Notes due 2023	CMFNL	The NASDAQ Global Select Market

Item 1.01. Entry into a Material Definitive Agreement.

As previously announced, on June 26, 2019, CM Finance Inc (“CM Finance”) entered into a Stock Purchase and Transaction Agreement (the “SPA”) by and between CM Finance and Investcorp BDC Holdings Limited (“Investcorp”), an affiliate of Investcorp Credit Management US LLC (“ICM”). The SPA was entered into simultaneously with ICM’s entrance into a definitive interest purchase agreement to acquire a majority ownership interest in CM Investment Partners LLC (the “Adviser”), the investment adviser to CM Finance (the “Adviser Transaction”).

The Adviser Transaction closed on August 30, 2019 pursuant to which ICM became the majority owner of the Adviser. In addition, the Initial Closing (as defined in the SPA) under the SPA occurred on August 30, 2019 (the “Closing”). Effective as of the Closing, CM Finance changed its name to Investcorp Credit Management BDC, Inc. (“Investcorp Credit”). References herein to the “Company”, “we” or “us” refer to CM Finance immediately prior to the Closing and to Investcorp Credit at and after the Closing.

In connection with the Closing, on August 30, 2019, the Investment Advisory Agreement, dated February 5, 2014, between the Company and the Adviser and the Administration Agreement, dated February 5, 2014, between the Company and the Adviser were terminated, and the Company entered into a new Investment Advisory Agreement with the Adviser (the “New Advisory Agreement”) and a new Administration Agreement with the Adviser (the “New Administration Agreement”). The New Advisory Agreement and New Administration Agreement were unanimously approved by the Company’s then-current board of directors (the “Board”) on June 26, 2019, and the Company’s stockholders approved the New Advisory Agreement at a special meeting of stockholders on August 28, 2019.

SPA Waiver Agreement

On August 28, 2019, the Company entered into the Letter Agreement, dated August 28, 2019, with Investcorp (the “Waiver Agreement”) amending certain terms of the SPA. Under the Waiver Agreement, the Company waived Investcorp’s obligation to identify a second director candidate prior to the Closing and Investcorp waived the Company’s obligation to take all action necessary so that, effective upon the Closing, the size of the Board is reduced to four members and each of Keith Lee, Robert Ryder and Robert Wagner resigns as a member of the Board.

Pursuant to the Waiver Agreement, among other things, (i) Investcorp has the right to identify a second director candidate (the “Post-Closing Designated Director”) prior to March 31, 2020; provided that if by March 31, 2020 the Post-Closing Designated Director has not been elected to the Board and the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) has rejected one or more proposed Post-Closing Designated Directors, then such date will be extended for such period of time as necessary for Investcorp to propose a qualified Post-Closing Designated Director, but in any event not beyond August 30, 2020, (ii) Messrs. Ryder and Wagner have submitted their resignations from the Board, each to be effective as of September 15, 2019, (iii) Mr. Lee has delivered a letter to the Chairman of the Board indicating that, in light of the SPA and the Adviser Transaction, he intends to resign as a member of the Board upon the recommendation by the Nominating Committee to the Board to appoint the Post-Closing Designated Director and the appointment by the Board of the Post-Closing Designated Director to the Board, and (iv) the Board has approved a reduction in the size of the Board to four members, effective as of September 15, 2019.

New Advisory Agreement

On August 30, 2019 (the “Commencement Date”), the Company entered into the New Advisory Agreement with the Adviser, an investment adviser registered under the Investment Advisers Act of 1940, as amended.

Pursuant to the New Advisory Agreement and subject to the overall supervision of the Board and in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”), the Adviser manages the Company’s day-to-day operations and provides it with investment advisory services. Under the terms of the New Advisory Agreement, the Adviser:

•	determines the composition of the Company’s portfolio, the nature and timing of the changes to the Company’s portfolio and the manner of implementing such changes;

•	identifies, evaluates and negotiates the structure of the investments the Company makes;

•	executes, closes, services and monitors the investments the Company makes;

•	determines the securities and other assets that the Company will purchase, retain or sell;

•	performs due diligence on prospective portfolio companies; and

•	provides the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds.

The Adviser’s services under the New Advisory Agreement are not exclusive, and it may furnish similar services to other entities.

Under the New Advisory Agreement, the Company pays the Adviser a fee for investment advisory and management services consisting of two components — a base management fee (the “Base Management Fee”) and an incentive fee (the “Incentive Fee”).

Base Management Fee

The Base Management Fee is calculated at an annual rate of 1.75% of the Company’s gross assets, including assets purchased with borrowed funds or other forms of leverage and excluding cash and cash equivalents (such amount, “Gross Assets”). The Base Management Fee is payable quarterly in arrears and the Base Management Fees for any partial month or quarter will be appropriately pro-rated.

For the period from the Commencement Date through the end of the first and second fiscal quarters after the Commencement Date, the Base Management Fee is calculated based on the value of the Company’s Gross Assets as of the end of such quarter. Subsequently, the Base Management Fee will be calculated based on the average value of the Company’s Gross Assets at the end of the two most recently completed fiscal quarters. Base Management Fees for any partial month or quarter will be appropriately pro-rated.

Incentive Fee

The Incentive Fee, which provides the Adviser with a share of the income that it generates for the Company, has two components, ordinary income (the “Income-Based Fee”) and capital gains (the “Capital Gains Fee”). Incentive Fees are calculated as described below and payable quarterly in arrears (or, upon termination of the New Advisory Agreement, as of the termination date).

Income-Based Fee

The Income-Based Fee is calculated and payable quarterly in arrears based on the Company’s Pre-Incentive Fee Net Investment Income (as defined below) for the immediately preceding fiscal quarter, subject to a total return requirement (the “Total Return Requirement”) and deferral of non-cash amounts, and is 20.0% of the amount, if any, by which the Company’s Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Company’s net assets attributable to its common stock, for the immediately preceding fiscal quarter, exceeds a 2.0% (which is 8.0% annualized)

hurdle rate and a “catch-up” provision measured as of the end of each fiscal quarter. Under this provision, in any fiscal quarter, the Adviser receives no Incentive Fee until the Company’s Pre-Incentive Fee Net Investment Income equals the hurdle rate of 2.0%, but then receives, as a “catch-up,” 100% of the Company’s Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate but is less than 2.5% (which is 10.0% annualized). The effect of the “catch-up” provision is that, subject to the Total Return Requirement and deferral provisions discussed below, if Pre-Incentive Fee Net Investment Income exceeds 2.5% in any fiscal quarter, the Adviser receives 20.0% of the Company’s Pre-Incentive Fee Net Investment Income as if a hurdle rate did not apply.

“Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial assistance and consulting fees or other fees that the Company receives from portfolio companies) accrued during the fiscal quarter, minus the Company’s operating expenses for the quarter (including the Base Management Fee, expenses payable under the New Administration Agreement and any interest expense and any distributions paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount (“OID”), debt instruments with payment-in-kind (“PIK”) interest and zero coupon securities), accrued income that the Company has not yet received in cash.

Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Because of the structure of the Incentive Fee, it is possible that the Company may pay an Incentive Fee in a quarter where it incurs a loss, subject to the Total Return Requirement and deferral of non-cash amounts. For example, if the Company receives Pre-Incentive Fee Net Investment Income in excess of the quarterly minimum hurdle rate, it would pay the applicable Incentive Fee even if it has incurred a loss in that quarter due to realized and unrealized capital losses. The Company’s net investment income used to calculate this component of the Incentive Fee is also included in the amount of its Gross Assets used to calculate the Base Management Fee. These calculations are appropriately prorated for any period of less than three months and adjusted for any share issuances or repurchases during the current quarter.

The calculation period for the Pre-Incentive Fee Net Investment Income is based on fiscal quarters and the Lookback Period (as defined below) for purposes of the Total Return Requirement for the Income-Based Fee begins on September 30, 2019. No Income-Based Fee is payable under the New Advisory Agreement except to the extent 20.0% of the cumulative net increase in net assets resulting from operations over the fiscal quarter for which fees are being calculated and the Lookback Period exceeds the cumulative Incentive Fees accrued and/or paid for the Lookback Period. For the foregoing purpose, the “cumulative net increase in net assets resulting from operations” is the amount, if positive, of the sum of Pre-Incentive Fee Net Investment Income, realized gains and losses and unrealized appreciation and depreciation of the Company for the then current fiscal quarter and the Lookback Period. The “Lookback Period” means (1) through June 30, 2022, the period that begins on September 30, 3019 and ends on the last day of the fiscal quarter immediately preceding the fiscal quarter for which the Income-Based Fee is being calculated, and (2) after June 30, 2022, the eleven fiscal quarters immediately preceding the fiscal quarter for which the Income-Based Fee is being calculated.

Capital Gains Fee

The Capital Gains Fee is determined and payable in arrears as of the end of each fiscal year (or upon termination of the New Advisory Agreement, as of the termination date), commencing with the fiscal year ending June 30, 2021, and will equal 20.0% of the Company’s cumulative aggregate realized capital gains from the Commencement Date through the end of that fiscal year, computed net of the Company’s aggregate cumulative realized capital losses and the Company’s aggregate cumulative unrealized capital depreciation through the end of such year, less the aggregate amount of any previously paid Capital Gains Fees. If such amount is negative, then no Capital Gains Fee will be payable for such year. Additionally, if the New Advisory Agreement is terminated as of a date that is not a fiscal year end, the termination date will be treated as though it were a fiscal year end for purposes of calculating and paying the Capital Gains Fee. For the avoidance of doubt, realized capital gains, realized capital losses, unrealized capital appreciation and unrealized capital depreciation with respect to the

Company’s portfolio as of the end of the fiscal year ended June 30, 2020 will be excluded from the calculations of the Capital Gains Fee.

Duration and Termination

Unless terminated earlier as described below, the New Advisory Agreement will be in effect for an initial two-year term and will continue in effect from year-to-year thereafter if approved annually by the Board, including a majority of the directors who are not “interested persons” of the Company, as defined in Section 2(a)(19) of the 1940 Act (the “Independent Directors”), or by the affirmative vote of the holders of a majority of the Company’s outstanding voting securities and a majority of the Independent Directors.

The New Advisory Agreement may be terminated by either party without penalty by delivering notice of termination upon not less than 60 days’ written notice to the other party and will automatically terminate in the event of its assignment. The holders of a majority of the Company’s outstanding voting securities may also terminate the New Advisory Agreement without penalty upon 60 days’ written notice.

Indemnification

The New Advisory Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations under the New Advisory Agreement, the Adviser and its officers, managers, partners, agents, employees, controlling persons and members, and any other person or entity affiliated with it, are entitled to indemnification from the Company for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s services under the New Advisory Agreement or otherwise as the Adviser.

New Administration Agreement

Under the New Administration Agreement, the Adviser furnishes the Company with office facilities and equipment and provides it with clerical, bookkeeping, recordkeeping and other administrative services at such facilities. Under the New Administration Agreement, the Adviser performs, or oversees the performance of, the Company’s required administrative services, which includes, among other things, being responsible for the financial and other records that it is required to maintain and preparing reports to its stockholders and reports and other materials filed with the Securities and Exchange Commission (the “SEC”). In addition, the Adviser assists the Company in determining and publishing its net asset value, oversees the preparation and filing of its tax returns and the printing and dissemination of reports and other materials to its stockholders, and generally oversees the payment of its expenses and the performance of administrative and professional services rendered to the Company by others. Under the New Administration Agreement, the Adviser also provides managerial assistance on the Company’s behalf to those portfolio companies that have accepted its offer to provide such assistance. The Adviser may satisfy certain of its obligations under the New Administration Agreement to the Company through its services agreement with Investcorp International Inc., an affiliate of Investcorp, including supplying the Company with accounting and back-office professionals upon the request of the Adviser.

Payments under the New Administration Agreement equal an amount based upon the Company’s allocable portion (subject to the review of the Board) of the Adviser’s overhead in performing its obligations under the New Administration Agreement, including rent, the fees and expenses associated with performing compliance functions and the Company’s allocable portion of the cost of its Chief Financial Officer and Chief Compliance Officer and their respective staffs. In addition, if requested to provide significant managerial assistance to the Company’s portfolio companies, the Adviser will be paid an additional amount based on the services provided, which shall not exceed the amount the Company receives from such portfolio companies for providing this assistance. The New Administration Agreement has an initial term of two years and may be renewed with the approval of the Board. The New Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party. To the extent that the Adviser outsources any of its functions, the Company pays the fees associated with such functions on a direct basis without any incremental profit to the Adviser.

Indemnification

The New Administration Agreement provides that, absent criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Adviser and its officers, managers, partners, agents, employees, controlling persons and members, and any other person or entity affiliated with it, are entitled to indemnification from the Company for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s services under the New Administration Agreement or otherwise as the Company’s administrator.

License Agreement

On August 30, 2019, the Company entered into the Trademark License Agreement with the Adviser (the “License Agreement”), pursuant to which the Adviser has granted the Company a non-exclusive, royalty-free license to use the name “Investcorp”.

The foregoing descriptions of the Waiver Agreement, the New Advisory Agreement, the New Administration Agreement and the License Agreement are only summaries of certain of the provisions of such agreements and are qualified in their entirety by reference to the underlying agreements. The Waiver Agreement, the New Advisory Agreement, the New Administration Agreement and the License Agreement are attached as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

The third paragraph of Item 1.01 above is incorporated by reference into this Item 1.02. Further, in accordance with the SPA, the Company terminated the Third Amended and Restated Stockholder Agreement, dated December 7, 2017, by and among the Company, the Adviser, Stifel Venture Corp. and Stifel Nicolaus & Company, Incorporated.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Per the requirements of the SPA, Christopher Jansen resigned from the Board, effective as of the Closing. He will continue to serve as the Company’s President and Secretary.

On August 28, 2019, the Board elected Thomas Sullivan as a director of the Company, effective as of September 15, 2019.

Mr. Sullivan, 56, has served as a partner with Standard General L.P., a New York-based investment firm that manages event-driven opportunity funds, since June 2016 where he is responsible for portfolio management of Standard General’s SG Special Situations Fund L.P. Prior to joining Standard General L.P., Mr. Sullivan was the managing partner of Smallwood Partners, LLC, a financial advisory services firm (2009-2015) and a managing director of Investcorp International, Inc., a global middle market private equity firm (1996-2008). Mr. Sullivan has served on numerous boards and committees over the prior twenty years. He currently serves as a member of the board of trustees of Spirit MTA REIT, an externally managed, publicly traded REIT, and is a member of its audit committee, compensation committee and related party transactions committee. Mr. Sullivan served as a member of the board of directors, including as a member of the audit committee, finance committee and budget advisory committee, of Media General Inc. from November 2013 to February 2017. Additionally, Mr. Sullivan served as a member of the board of directors, lead director of the suitability committee and chairperson of the nominating and governance committee of American Apparel Inc. from August 2014 to March 2016. Mr. Sullivan received a Bachelor of Business Studies from Villanova University.

Mr. Sullivan is not an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Company and will serve as one of the Company’s Independent Directors. He will serve as a director for a term expiring in 2021 and until his successor is duly elected and qualified.

Mr. Sullivan will be entitled to the applicable annual fee and other compensation pursuant to the Company’s director compensation arrangements, under terms consistent with those previously disclosed by the Company. There are no arrangements or understandings between Mr. Sullivan and any other persons pursuant to which Mr. Sullivan was elected as a director of the Company. There are also no transactions in which Mr. Sullivan has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Further, as discussed above in Item 1.01, pursuant to the SPA and the Waiver Agreement, (i) Messrs. Ryder and Wagner submitted their resignations from the Board, each to be effective as of September 15, 2019, and (ii) Keith Lee delivered a letter to the Chairman of the Board indicating that, in light of the SPA and the Adviser Transaction, he intends to resign as a member of the Board upon the recommendation by the Nominating Committee to the Board to appoint the Post-Closing Designated Director and the appointment by the Board of the Post-Closing Designated Director to the Board.

In addition, on August 28, 2019, the Board appointed Mr. Lee as chair of the Audit Committee and Julie Persily as chair of the Valuation Committee, each to be effective as of September 15, 2019. The Board has determined that Mr. Lee qualifies as an “audit committee financial expert” under the SEC’s rules.

The discussion of the Waiver Agreement in Item 1.01 above is incorporated by reference into this Item 5.02.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 30, 2019, the Company filed Articles of Amendment to its charter (the “Articles of Amendment”), which were accepted for record by the Department of Assessments and Taxation of the State of Maryland (“SDAT”), pursuant to which the Company changed its name to “Investcorp Credit Management BDC, Inc.” In accordance with the Maryland General Corporation Law, the Board approved the Articles of Amendment without stockholder approval. The Articles of Amendment became effective upon their acceptance for record by SDAT. In connection with the name change, the Company’s trading symbol on the NASDAQ Global Select Market for shares of the Company’s common stock changed from “CMFN” to “ICMB” beginning on September 3, 2019.

The foregoing summary of the Articles of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On September 3, 2019, Investcorp issued a press release announcing the closing of the Adviser Transaction. The full text of Investcorp’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Articles of Amendment

10.1	Mutual Purchase Agreement Waiver and Agreement, dated August 28, 2019, by and between the Company and Investcorp BDC Holdings Limited

10.2	Investment Advisory Agreement, dated August 30, 2019, by and between the Company and CM Investment Partners LLC
10.3	Administration Agreement, dated August 30, 2019, by and between the Company and CM Investment Partners LLC
10.4	Trademark License Agreement, dated August 30, 2019, by and between the Company and CM Investment Partners LLC
99.1	Press Release, dated September 3, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2019	INVESTCORP CREDIT MANAGEMENT BDC, INC.

	By:	/s/ Rocco DelGuercio

Name: Rocco DelGuercio
Title: Chief Financial Officer